SECURED PROMISSORY NOTE

$500,000.00	January 29, 2013

For value received, Armada Water Assets, Inc., a Nevada corporation, whose address is 1716 E. Lincoln Avenue, Fort Collins, Colorado 80524 ("Maker"), promises to pay to the order of City National Bank, as Trustee of the Elanken Family Trust-S, dated April 24, 2002 ("Lender" and also sometimes "Payee"), having an address at 9665 Wilshire Blvd., Suite M-10, Los Angeles, California 90212, or at such place as the holder hereof may from time to time designate in writing, the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), or so much thereof as shall have been advanced hereunder, in lawful money of the United States of America, together with interest thereon at an annual rate of ten percent (10%) per annum (the "Interest Rate"). Interest (calculated on the basis of the actual number of days elapsed in a year consisting of 360 days) shall accrue on the outstanding principal balance from the date hereof and shall be payable in arrears as follows:

On the date hereof a sum representing interest only from the date of this Note through January 31, 2013;

Thereafter, commencing on March 1, 2013 and on the first day of each month thereafter through and until August 1, 2013 (the “Maturity Date”), Maker shall pay to the Payee consecutive monthly installments of interest only in an amount equal to the Monthly Payment Amount. The “Monthly Payment Amount” shall equal interest only on the outstanding principal balance, calculated at an annual interest rate equal to the Interest Rate or the Default Rate, as applicable. Notwithstanding the foregoing, this Note shall become immediately due and payable, at the option of Payee, upon Maker having achieved an equity capitalization of $1,500,000. Maker covenants to immediately notify Lender in writing promptly upon satisfaction of either of the conditions referenced in the preceding sentence.

As an inducement to making this Loan, Maker shall also issue to Lender on the date hereof 100,000 shares of its restricted common stock, par value $.0001.

All unpaid principal, interest and other charges, if any accruing under this Note shall be due and payable on the earlier of (a) the Maturity Date or (b) the date which the indebtedness becomes immediately due and payable hereunder. In lieu of accepting repayment of the principal balance of this Note, and any interest then due and owing on the Maturity Date, Lender may elect to convert this Note to common stock in the Maker at the conversion rate of One Dollar ($1.00) per share (the “Conversion”).

Except if Lender elects to be repaid pursuant to the Conversion, all amounts due under this Secured Promissory Note (the “Note”) shall be payable in lawful money of the United States without setoff, counterclaim or any other deduction whatsoever.

1.          As used in this Note:

(a)          The term "Business Day" shall mean a day other than (i) a Saturday or Sunday, or (ii) any day on which commercial banks in Los Angeles, California are not open for general banking business.

(b)          The term "Debt" shall mean, collectively, the whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under this Note.

(c)          The term "Security Agreement" shall mean that certain Stock Pledge Agreements, of even date herewith, given by Wiltomo Redemption Foundation, a Pennsylvania nonprofit corporation, securing the payment and performance of Maker’s obligations under this Note for the use and benefit of Payee covering issued and outstanding shares in Coastal Energy Company (CEN: TSE), all as more particularly described therein.

(d)          The term "Default Rate" shall mean a rate per annum which equals to the lesser of (a) the maximum rate permitted by applicable law, or (b) eight percentage points (8%) above the Interest Rate.

(e)          The term "Loan" shall mean that certain loan made by Payee to Maker contemporaneously herewith.

(f)          The term "Loan Documents" shall mean collectively this Note, the Security Agreement, and any and all other documents securing, evidencing, or guaranteeing all or any portion of the Loan or otherwise executed and/or delivered in connection with this Note and the Loan.

2.          This Note is evidence of the Loan and of the obligation of the Maker to repay the Loan in accordance with the terms hereof. This Note is secured inter alia by (a) the Security Agreement and (b) the other Loan Documents.

3.          If any sum payable under this Note is not paid on or before the tenth (10th) day after which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment.

4.          The Debt or any portion thereof then outstanding, shall without notice become immediately due and payable at the option of Payee upon the happening of any event of default (as defined in the Security Agreement) (as so defined, “Event of Default”). In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including reasonable attorneys' fees and costs reasonably incurred for the services of counsel whether or not suit is brought.

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5.          Maker does hereby agree that upon the occurrence of an Event of Default (including upon the failure of Maker to pay the Debt in full on the Maturity Date), Payee shall be entitled to receive and Maker shall pay interest on the entire unpaid principal sum and any other amounts due (which shall accrue at the Default Rate while such Event of Default is continuing).

6.          This Note may be prepaid prior to the Maturity Date without penalty or charge.

7.          It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, results in Maker having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

8.          This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

9.          Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the Debt.

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10.          Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute valid and binding obligations of Maker.

11.          All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Security Agreement directed to the parties at their respective addresses as provided therein.

12.          This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its choice of law principles. Maker agrees to submit to the personal and subject matter jurisdiction of the courts of the State of Delaware and further agrees that service of process may be effected upon Maker by certified mail, return receipt requested in addition to any other means permitted by applicable law.

13.          THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S AGREEMENT TO MAKE THE LOAN, WITHOUT WHICH LENDER WOULD NOT MAKE THE LOAN. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IF IT HAS SO REVIEWED THIS WAIVER WITH LEGAL COUNSEL IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING SUCH CONSULTATION OR IF IT HAS NOT REVIEWED THIS WAIVER WITH LEGAL COUNSEL HAS DONE SO KNOWINGLY AND INTENTIONALLY AND AGAINST THE ADVICE OF THE OTHER PARTY WITH THE FULL UNDERSTANDING THAT THIS PROVISION IS LEGALLY ENFORCEABLE IN ACCORDANCE WITH ITS TERMS.

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14.          Maker hereby warrants, represents and covenants that the loan evidenced hereby is for business or commercial purposes only, and no advance of funds evidenced hereby shall be used by Maker for personal, family, agricultural or household purposes.

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Maker has duly executed this Note the day and year first above written.

MAKER:

Armada Water Assets, Inc. a Nevada corporation

By:	/s/ Mitch Burroughs
Mitch Burroughs, President

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